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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported): August 14, 2002
      -----------------------------------------------------------------

                         CHARTER COMMUNICATIONS, INC.
            (Exact name of registrant as specified in its charter)


                                   Delaware
        (State or Other Jurisdiction of Incorporation or Organization)


        000-27927                                         43-1857213
  (Commission File Number)             (Federal Employer Identification Number)


    12405 Powerscourt Drive
     St. Louis, Missouri                                     63131
     -------------------                                     -----
(Address of Principal Executive Offices)                   (Zip Code)


      (Registrant's telephone number, including area code) (314) 965-0555



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ITEM 5.  OTHER ITEMS

        On August 6, 2002, Charter Communications, Inc. reported that a purported class action lawsuit alleging securities laws violations was filed against Charter Communications, Inc. and certain of its officers and directors.

        Since August 6, 2002, a number of similar class action lawsuits have been filed against Charter Communications, Inc. and certain of its current and former officers and directors. In general, the lawsuits allege that Charter Communications, Inc. and the other defendants engaged in misleading accounting practices and disseminated materially false and misleading statements that caused the stock price of Charter Communications, Inc. to be artificially inflated.

        Charter Communications, Inc. believes that the actions referenced above are without merit and intends to vigorously defend the actions.

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                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                CHARTER COMMUNICATIONS, INC.,
                                                -----------------------------
                                                Registrant

Dated: August 14, 2002                          By:  /s/ Kent D. Kalkwarf
                                                -----------------------------
                                                Name: Kent D. Kalkwarf
                                                Title: Executive Vice President
                                                and Chief Financial Officer
                                                (Principal Financial Officer)